Exhibit 23.1

                    CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our reports dated August 23, 1996, for Life Critical Care Corporation, and June 28, 1996 for Blue Water Medical Supply, Inc. and Blue Water Industrial Products, Inc., Great Lakes
Home Medical, Inc., and ABC Medical Supply, Inc., in the Registration
Statement (Form SB-2) and related Prospectus of Life Critical Care Corporation, for the registration of 2,000,000 shares of its common stock.


                                   Ernst & Young LLP

                                   /s/ Ernst & Young LLP


Chicago, Illinois
October 18, 1996